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EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                        REDHOOK ALE BREWERY, INCORPORATED
                 FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer and Chairman of the Board of Redhook Ale Brewery, Incorporated, a Washington corporation (the "Company"). I am delivering this certificate in connection with the Form 10-K of the Company for the year ended December 31, 2005 and filed with the Securities and Exchange Commission ("Form 10-K").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2006

                                        BY: /s/ Paul S. Shipman
                                            -----------------------------------
                                                Paul S. Shipman
                                                Chief Executive Officer and
                                                Chairman of the Board